Two River Community Bank
Supplemental Executive Retirement Agreement
Second Amendment

 Exhibit 10.17

SECOND AMENDMENT
TO THE
TWO RIVER COMMUNITY BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
DATED JANUARY 1, 2005
FOR
ALAN B. TURNER

THIS SECOND AMENDMENT is entered into this 1st day of March, 2010, by and between TWO RIVER COMMUNITY BANK, a state-chartered commercial bank located in Middletown, New Jersey (the “Bank”), and ALAN B. TURNER (the “Executive”).

WHEREAS, the Bank and the Executive executed the Supplemental Executive Retirement Agreement on January 1, 2005 (the “Agreement”);

WHEREAS, the Bank and the Executive amended the Agreement on October 31, 2008;

WHEREAS, Section 8.1 of the Agreement provides that the Agreement may be amended upon mutual consent of the parties thereto; and

WHEREAS, the parties desire to increase the value of the benefits payable to the Executive under the Agreement;

NOW, THEREFORE, it is agreed by and between the Bank and the Executive as follows:

Section 2.1.1 of the Agreement shall be amended and replaced as follows:

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Seventy-One Thousand Dollars ($71,000).

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date indicated above.

EXECUTIVE:	BANK:

TWO RIVER COMMUNITY BANK

By
ALAN B. TURNER	Title

Schedule A Attached to 2nd Amendment Dated March 1, 2010	Plan Year Reporting
Schedule A

Alan B. Turner
Birth Date: 8/29/1963		Early Termination	Disability	Change in Control	Pre-retire.
Normal Retirement: 8/29/2028, Age 65					Death
		Annual Benefit2	Annual Benefit2	Annual Benefit2	Benefit
		Amount Payable at	Amount Payable at	Amount Payable at	Lump Sum
		Separation from Service	Normal Retirement Age	Separation from Service	Benefit
		Based On	Based On	Based On	Based On
Values	Age	Accrual	Accrual	Benefit	Accrual
	(1)	(2)	(3)	(4)	(5)
Mar 20101	46	5,605	18,597	34,367	330,548
Dec 2010	47	7,172	22,542	35,509	341,530
Dec 2011	48	9,166	27,002	36,929	355,191
Dec 2012	49	11,294	31,183	38,406	369,399
Dec 2013	50	13,565	35,102	39,943	384,175
Dec 2014	51	15,988	38,774	41,540	399,542
Dec 2015	52	18,573	42,216	43,202	415,524
Dec 2016	53	21,331	45,442	44,930	432,145
Dec 2017	54	24,274	48,466	46,727	449,431
Dec 2018	55	27,414	51,299	48,596	467,408
Dec 2019	56	30,764	53,955	50,540	486,104
Dec 2020	57	34,338	56,444	52,562	505,548
Dec 2021	58	38,152	58,777	54,664	525,770
Dec 2022	59	42,222	60,963	56,851	546,801
Dec 2023	60	46,564	63,013	59,125	568,673
Dec 2024	61	51,196	64,933	61,490	591,420
Dec 2025	62	56,139	66,733	63,949	615,077
Dec 2026	63	61,413	68,420	66,507	639,680
Dec 2027	64	67,041	70,001	69,168	665,267
Aug 2028	65	71,000	71,000	71,000	682,891

1   The first line reflects just the initial values as of March 1, 2010.
2   The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.
* IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.